Exhibit T3A-43

W. Fox McKeithenARTICLES OF ORGANIZATION Secretary of State(RDS. 12:1301)Domestic Limited Liability Company Return to: Commercial Division Enclose $75.00 filing fee P. O. Box 94125 Make remittance payable to Baton Rouge, LA 70804-9125 Secretary of State Phone (225) 925-4704 Do not send cash Web Site: STATE OF Check one:( ) Business ( ) Nonprofit PARISH/COUNTY OF1. The name of this limited liability company is :2. This company is formed for the purpose of: (check one)( )Engaging in any lawful activity for which limited liability companies may be formed.( )(use for limiting activity)3. The duration of this limited liability company is : (may be perpetual)4. Other provisions:Signatures:On this  day of , 200, before me, personally appeared, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed it as his free act and deed.Notary365 Rev. 03/03(See instructions on back) Louisiana terrehanne gem-trim-, l.l.c. perpetual fox mckeithen secretary of state received & filed date - Dec 30 2004 trust for Darrell r.penningten by: Roland Randolph Pennington, trustee  29th December relend Randolph Pennington

W. Fox McKeithen Secretary of State LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12: 1305 (E) 1. The name of this limited liability company is: Gem-Trim, L.L.C. 2. The location and municipal address, not a post office box only, of this limited liability company's registered office: 8550 United Plaza Boulevard, Baton Rouge, LA 70809 3. The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are: C.T. Corporation System 8550 United Plaza Boulevard, Baton Rouge, LA 70809 4. The names and municipal addresses, not a post office box only, of the first managers, or the members: Roland Randolph Pennington 6614 Dixie Drive, Houston, Texas 77087 To be signed by each person who signed the articles of organization: Trust for Darrell R. Pennington By: Roland Randolph Pennington, Trustee. AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company. Registered agent(s) signature(s): VICTOR ALFAND ASSISTANT SECRETARY Sworn to and subscribed before me, the undersigned Notary Public, on this date: 12/24/01 Notary Signature